UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2021

NOW INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36325	46-4191184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7402 North Eldridge Parkway Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-823-4700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	DNOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 19, 2021, NOW Inc. (the “Company”) held its Annual Meeting of Stockholders where the following matters were voted upon and approved by the Company’s stockholders:

1.    the election of four members to the Board of Directors;

2.    the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2021;

3.    the approval, on an advisory basis, of the compensation of our named executive officers; and

4.    the frequency for the advisory vote on named executive officer compensation to be conducted on an annual basis.

The following is a summary of the voting results for each matter presented to the Company’s stockholders:

1. Election of directors:	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Terry Bonno	94,377,969	1,213,310	57,395	5,501,079
David Cherechinsky	94,478,987	1,114,849	54,838	5,501,079
Galen Cobb	94,345,014	1,246,920	56,740	5,501,079
James Crandell	69,961,127	25,630,609	56,938	5,501,079

The four directors nominated by the Board of Directors were re-elected to serve a one-year term expiring in 2022. There were no nominees to office other than the directors elected.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2021	99,895,970	1,229,815	23,968	0

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3. Approval of the compensation of the Company’s named executive officers	91,207,512	4,360,233	80,929	5,501,079

	ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
4. Frequency for the advisory vote on the Company’s named executive officer compensation	88,302,392	23,793	6,360,367	962,122

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2021	NOW INC.

/s/ Raymond W. Chang
Raymond W. Chang Vice President & General Counsel